                                                                    EXHIBIT 10.5




                              CHASE INDUSTRIES INC.

                               SEVERANCE PAY PLAN

                            SUMMARY PLAN DESCRIPTION

                                       AND

                                    AGREEMENT

                                TABLE OF CONTENTS


1.    Term of Agreement...........................................................................................1

2.    Definitions.................................................................................................1

3.    Payment Conditions..........................................................................................2

4.    Severance Payment...........................................................................................2

5.    Payment Offsets.............................................................................................3

6.    Administration..............................................................................................3

7.    Tax Withholding.............................................................................................3

8.    Overpayment.................................................................................................4

9.    Release.....................................................................................................4

10.    Binding Effect; Assignment.................................................................................4

11.    Nonalienation of Benefits..................................................................................4

12.    Notices....................................................................................................4

13.    Severability...............................................................................................5

14.    Not a Contract of Employment...............................................................................5

15.    Entire Agreement; Amendment; Waiver........................................................................5

16.    Legal Fees and Expenses....................................................................................6

17.    Applicable Law.............................................................................................6

18.    Counterparts...............................................................................................6

                             SEVERANCE PAY AGREEMENT

         This Severance Pay Agreement (this "Agreement"), has been entered into by and is between Chase Industries Inc., a Delaware corporation, ("CSI") and Todd A. Slater (the "Executive") as of September 25, 2001, to provide for the payment of severance benefits to the Executive in the event the Executive's employment with CSI or its Subsidiaries terminates under certain conditions.

                                    RECITALS

         A. Executive currently is employed by Chase Brass & Copper Company Inc., a Delaware corporation and a wholly-owned subsidiary of CSI ("CBCC").

         B. Executive and CSI agree that it is desirable that CSI provide greater employment security to Executive and provide a financial incentive for Executive to remain in the employ of CBCC and, to those ends, the parties hereby enter into this Agreement.

         C. This Agreement, together with (i) the other Severance Pay Agreements entered into effective as of the date of this Agreement with other employees of CSI and (ii) other Severance Pay Agreements or arrangements that hereafter become effective and that specifically identify such Severance Pay Agreements or arrangements as being part of the Chase Industries Inc. Severance Pay Plan, collectively, shall constitute the Chase Industries Inc. Severance Pay Plan (the "Plan").

         D. Executive also is a party to a Change of Control Agreement dated September 25, 2001, (the "Change of Control Agreement") and this Agreement is being entered into pursuant to Section 19 of the Change of Control Agreement.

         E. This Agreement is entered into as of the date first set forth above, but provides for severance benefits only if Executive's employment with CBCC is terminated during the one year period immediately following the expiration of the Protection Period (as defined in the Change of Control Agreement).

         In consideration of the mutual agreements herein set forth and for good and valuable consideration, receipt of which hereby is acknowledged the parties agree as follows:

         1. Term of Agreement. The term of this Agreement (the "Term") shall be for the period which commences on the Effective Date and which expires at midnight on the first annual anniversary of the Effective Date. Notwithstanding the expiration of the Term or other termination of this Agreement, the terms of this Agreement shall survive to the extent necessary to enable Executive to enforce his rights under Section 4 of this Agreement.

         2. Definitions. As used in this Agreement, the terms defined on Schedule A hereto have the meanings set forth therein, which defined terms are incorporated herein by reference.

Capitalized terms used but not defined in Schedule A and defined in this Agreement have the meanings assigned to such terms in this Agreement. Capitalized terms used but not defined in Schedule A of this Agreement or in this Agreement and defined in the Change of Control Agreement have the meanings assigned to such terms in the Change of Control Agreement.

         3. Payment Conditions. If during the Term either (a) Executive's employment with CBCC is terminated by CBCC other than (1) for Cause or (2) on account of Executive's death, Permanent Disability or Retirement, or (b) Executive resigns from CBCC for Good Reason, then the Executive shall receive the severance benefit described in Section 4.

         4. Severance Payment.

                  (a) Severance Benefit Provided. If the payment conditions of
         Section 3 hereof are satisfied, then Executive shall receive:

                           (i) in a single lump sum which shall be paid within
                  30 days after the termination of employment or resignation, a severance payment in an amount equal to six times the greater of (1) Executive's Monthly Salary in effect immediately prior to the Change of Control and (2) Executives Monthly Salary in effect at the time of termination or, if Executive resigns (or an event, which is not waived or consented to by Executive, occurs giving Executive the right to resign) his employment for Good Reason, immediately prior to the occurrence of the event giving rise to Good Reason; and

                           (ii) for a period of six (6) months from the
                  effective date of termination of employment or resignation, participation in any medical and dental insurance for the continued benefit of the Executive (and, if applicable, the Executive's spouse and dependent children) in which such persons were participating immediately prior to the effective date of termination, provided that the continued participation of such persons is possible under the general terms and provisions of such plans and arrangements and if such continued participation is barred then CSI shall arrange to provide such persons with coverage substantially similar to that which such persons would otherwise have been entitled to receive under such plans and arrangements from which such persons' continued participation is barred; provided, however, that in either case, to the extent applicable, the Executive pays to CSI an amount equal to the premiums, or portion thereof, that the Executive was required to pay to maintain such coverage for such persons prior to separation from service, provided that such coverage, except to the extent of premiums paid by Executive or reimbursed to CBCC or CSI as provided herein, shall be provided on an after-tax basis and Executive shall be issued a Form 1099 which reflects the entire cost of such coverage for himself and his dependents; and provided, further, that any coverage provided pursuant to this Section 4(a)(ii) shall be limited and reduced to the extent such coverage is otherwise provided by (or available from or under), at no direct out-of-pocket costs to the recipient, any other employer of the Executive or the Executive's spouse or dependent children, or Social Security, Medicare, Medicaid or any similar or substitute arrangements available to such persons; and provided, further, that solely for the purpose of calculating continued medical and dental coverage under the medical and dental plan program component of the Employee Benefit Plan Chase Brass & Copper Co., Inc. (but not under the health care reimbursement plan program component of the Employee Benefit Plan Chase Brass & Copper Co., Inc.) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the date of Executive's termination of employment shall be the date Executive's medical and dental insurance coverage expires pursuant to the terms of this Section 4(a)(ii).

                  (b) Employment by Buyer. Notwithstanding the foregoing provisions of this Section 4, if (i) there shall be a sale or disposition of all or substantially all the assets of CBCC or a merger, consolidation or reorganization to which CBCC is a party and is not a surviving corporation and (ii) Executive is offered employment (at substantially the same level of Executive's authority, responsibility, compensation and benefits with CBCC before such sale) with the purchaser or corporation into which CBCC is merged or consolidated, as applicable, or any of its Affiliates ("Buyer") upon consummation of such sale or disposition, then Executive shall not be entitled to the severance compensation as provided in Section 4(a) as a result of such transaction. In any such event, however, Executive shall be entitled to such severance compensation as provided in Section 4(a) if, during the Term, either (1) Executive's employment with the Buyer shall be terminated by the Buyer other than (A) for Cause or (B) on account of Executive's death, Permanent Disability or Retirement, or (2) Executive shall resign from the Buyer for Good Reason.

         5. Payment Offsets.

                  (a) Notwithstanding anything in this Agreement to the contrary, the severance benefit payment received under this Agreement shall be reduced by loans or other amount due to CSI by the Executive.

                  (b) Except as provided in Section 5(a), the severance compensation to be provided pursuant to Section 4 of this Agreement shall be paid and provided without reduction, other than as expressly provided for therein, regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive from any source or which Executive could have obtained upon seeking other employment; provided that CSI shall be permitted to make all such payments net of any legally required tax withholdings.

         6. Administration. The Plan Administrator shall be responsible for the management and control of the operation and the administration of the Plan, including without limitation, interpretation of the Plan, decisions pertaining to eligibility to participate in the Plan, computation of Plan benefits, granting or denial of benefit claims, and review of claims denials. The Plan Administrator has absolute discretion in the exercise of its powers and responsibilities.

         7. Tax Withholding. Any payment of benefits under this Agreement will be subject to reduction due to any and all applicable federal, state or local income or employment taxes and other required withholdings.

         8. Overpayment. If due to mistake or any other reason, the Executive receives benefits under this Agreement in excess of what this Agreement provides, the Executive shall repay the overpayment to CBCC or CSI in a lump sum within thirty (30) days of notice of the amount of overpayment. If the Executive fails to so repay the overpayment, then without limiting any other remedies available to CBCC or CSI, CBCC or CSI may deduct the amount of the overpayment from any other benefits which become payable to the Executive under this Agreement.

         9. Release. Notwithstanding any other provision in this Agreement to the contrary, as consideration for receiving severance benefits under this Agreement, the Executive must execute (and not revoke) a release in the form attached hereto as Exhibit A. If the Executive fails to properly execute such release (or revokes such release), then Executive shall receive no severance benefits under this Agreement.

         10. Binding Effect; Assignment.

                  (a) General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and Executive's heirs and legal representatives and CSI's successors and assigns. This Agreement is assignable by CSI to any Person which acquires, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of CSI or CBCC or a majority of the outstanding Voting Securities of CBCC. Upon any such assignment, and the assumption by the assignee of all obligations hereunder, CSI automatically shall be released from all liability hereunder (and all references to CSI herein shall be deemed to refer to such successor). This Agreement shall not be assignable by Executive.

                  (b) Assumption by Successor. CSI shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of CSI to expressly assume and agree to perform this Agreement in the same manner and to the same extent CSI or CBCC, as applicable, would be required to perform if no such succession had taken place.

         11. Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind (collectively "Alienate"), either voluntary or involuntary, prior to actually being received by Executive, other than by a transfer by the Executive's will or by the laws of descent and distribution; and any attempt to alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder contrary to this
Section 11 shall be void ab initio and of no force or effect and CSI shall have no obligation or liability to pay any amounts so attempted to be Alienated.

         12. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or overnight courier, telegram or facsimile transmission addressed as follows:

                  (a) If to CSI or the Plan Administrator:

                                       c/o Chase Brass & Copper Company, Inc.
                                       14212 County Road M-50
                                       Montpelier, Ohio 43543
                                       Telecopy No.: 419/485-8150
                                       Attention: Corporate Secretary

                      with a copy (which will not constitute notice) to:

                                       Vinson & Elkins L.L.P.
                                       3700 Trammell Crow Center
                                       2001 Ross Avenue
                                       Dallas, Texas 75201
                                       Telecopy No.: (214) 999-7781
                                       Attention: Rodney L. Moore

                  (b) If to Executive: 330 Manakiki Drive
                                       Holland, Ohio 43528

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         13. Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         14. Not a Contract of Employment. This Agreement is not an employment contract for any definite period of time. This Agreement shall have no effect whatsoever on the employment relationship stipulated in the employment agreement, if any, entered into by and between Executive and CBCC or CSI, as applicable. This Agreement shall not give Executive any security or other interest in any assets of CBCC; rather Executive's right to the benefits provided under this Agreement shall be those of a general creditor of CBCC.

         15. Entire Agreement; Amendment; Waiver. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written negotiations, understandings and agreements between the parties hereto. This Agreement shall not be altered, amended or modified except by written instrument executed by CSI and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         16. Legal Fees and Expenses. The prevailing party in any dispute or controversy under or in connection with this Agreement shall be entitled to reimbursement from the non-prevailing party for all costs and reasonable legal fees incurred by such prevailing party.

         17. Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the federal laws of the United States of America, except in those circumstances where federal law is inapplicable, in which case this Agreement shall be interpreted and construed with respect to such circumstance in accordance with the laws of the State of Ohio, without regard to its choice of law principles.

         18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which will constitute one and the same agreement.

         IN WITNESS WHEREOF, this Agreement has been executed in one or more counterparts effective as of the date first written above.

                                             COMPANY

                                             Chase Industries Inc.


                                             By:  /s/ John Steadman
                                                --------------------------------
                                             Title:  President
                                                   -----------------------------


                                             EXECUTIVE


                                               /s/ Todd A. Slater
                                             -----------------------------------
                                             Todd A. Slater

                             YOUR RIGHTS UNDER ERISA

         As a Participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan Participants are entitled to:

         RECEIVE INFORMATION ABOUT YOUR PLAN AND BENEFITS

         Examine, without charge, at the office of the Plan Administrator and at other specified locations, such as work sites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

         Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, copies of the latest annual report (Form 5500 Series), if applicable, and an updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

         Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report, if applicable.

         PRUDENT ACTIONS BY PLAN FIDUCIARIES

         In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

         ENFORCE YOUR RIGHTS

         If your claim for a Plan benefit is denied or ignored in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for a Plan benefit which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds that your claim is frivolous.

         CLAIMS PROCEDURE AND REVIEW

         Claims for benefits under this Agreement shall be made to the Plan Administrator. If a claim for benefits is wholly or partially denied, the Plan Administrator shall, within a reasonable period of time but no later than 30 days after receipt of the claim (or 60 days after receipt of the claim if special circumstances require an extension of time for processing the claim), notify the claimant of the denial. Such notice shall (a) be in writing, (b) be written in a manner calculated to be understood by the claimant, (c) contain the specific reason or reasons for denial of the claim, (d) refer specifically to the pertinent Agreement provisions upon which the denial is based, (e) describe any additional material or information necessary for the claimant to perfect the claim (and explain why such material or information is necessary), and (f) explain the Agreement's claim review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA. Within 60 days of the receipt by the claimant of this notice, the claimant may file a written appeal with the Plan Administrator. In connection with the appeal, the claimant will be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to a claimant's claim for benefits and may submit written issues documents, records and other information relating to the claim for benefits. Such appeal will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator shall deliver to the claimant a written decision on the appeal promptly, but not later than 30 days after the receipt of the claimant's appeal (or 60 days after receipt of the claimant's appeal if there are special circumstances which require an extension of time for processing). Such decision shall (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision, (iii) refer specifically to the Agreement provisions upon which the decision is based, and (iv) include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits. If special circumstances require an extension, up to 60 days as provided above, the Plan Administrator shall send written notice of the extension prior to the end of the applicable initial period. This notice shall indicate the special circumstances requiring the extension and state when the Plan Administrator expects to render the decision.

         ASSISTANCE WITH YOUR QUESTIONS

         If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

                              FACTS ABOUT THE PLAN

Name of Plan:                                     Chase Industries, Inc. Severance Pay Plan

Plan Sponsor:                                     Chase Industries, Inc
                                                  c/o Chase Brass & Copper Company, Inc.
                                                  Montpelier, Ohio 43543
                                                  (419) 485-3193

Plan Administrator:                               Chase Industries, Inc
                                                  c/o Chase Brass & Copper Company, Inc.
                                                  Montpelier, Ohio 43543
                                                  (419) 485-3193
                                                  acting by and through its Board of Directors or
                                                  any Committee of its Board of Directors
Type of Administration:                           Self-Administration

Plan Administrator's Employer Identification      51-0328047
Number:

Plan Number:                                      501
Type of Plan:                                     Welfare Benefit Severance Pay Plan

Plan Year:                                        January 1 to December 31. The Plan shall be
                                                  administered on a calendar year basis.
                                                  Accordingly, the "Plan Year" shall be the
                                                  12-consecutive-month period commencing January 1
                                                  of each year. Except in the case of the first Plan
                                                  Year, which shall be a short Plan Year beginning
                                                  on August 1, 2001 and ending on December 31, 2001.

Funding Medium:                                   Unfunded; the benefits provided herein shall be
                                                  unfunded and shall be provided from the general
                                                  assets of CSI or its Subsidiaries.

Named Fiduciary:                                  The Plan Administrator shall be the named
                                                  fiduciary for purposes of ERISA.

                                   SCHEDULE A
                                       TO
                             SEVERANCE PAY AGREEMENT

                  (a) Acquiring Person: means any Person other than (i) Executive or any Affiliate of Executive, or (ii) CSI or any Subsidiary, any employee benefit plan of CSI or any Subsidiary or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI, or any trustee or other fiduciary holding securities under an employee benefit plan of CSI or any Subsidiary or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI.

                  (b) Base Salary: means the Executive's annual base pay. Base Salary shall not include any bonus, commission, incentive pay, overtime, auto or travel allowance or other similar payments or compensation. "Month Salary" shall mean base salary divided by twelve
         (12).

                  (c) Board of Directors: means (i) from and after the Effective Date, the board of directors of CSI or (ii) if a Change of Control occurs and on or after the effective date of the Change of Control CSI is merged, reorganized or otherwise consolidated with or into another Person, from and after the occurrence of such merger, reorganization or consolidation the board of directors or similar governing body of the Person surviving the merger, reorganization or consolidation.

                  (d) Cause: means

                           (i) the continued failure by Executive to
                  substantially perform his duties, as such duties exist at the Effective Date or as such duties thereafter may be modified with Executive's written consent, as an employee of CBCC or any other Subsidiary (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after written demand for substantial performance is delivered by the Board of Directors specifically identifying the manner in which the Board of Directors believes Executive has not substantially performed his duties;

                           (ii) dishonesty by Executive of a material nature
                  that relates to the performance of Executive's duties as an employee of CBCC or any other Subsidiary or the commission by Executive of an act of fraud upon, or willful misconduct toward, CSI or any Subsidiary, as reasonably determined by the Board of Directors after a hearing following ten days' notice to Executive of such hearing and at which hearing Executive will be present and have the opportunity to present Executive's position;

                           (iii) criminal conduct by Executive (other than minor
                  infractions or traffic violations) or the conviction of Executive, by a court of competent jurisdiction, of any felony (or plea of nolo contendere thereto), in each case other than alleged criminal conduct or a conviction or plea of nolo contendere based on alleged criminal conduct for which Executive is entitled to indemnification with respect to such conduct under any indemnity agreement or arrangement between the Executive and CSI and/or CBCC;

                           (iv) a material violation by Executive of his duty of
                  loyalty to CSI or any Subsidiary which results or may reasonably be expected to result in material injury to CSI or any Subsidiary;

                           (v) the failure of Executive to cease any conduct
                  reasonably determined in good faith by the Board of Directors to be detrimental to the well-being or morale, or otherwise not in the best interest, of CSI or any Subsidiary after written demand directing Executive to cease such conduct is delivered by the Board of Directors specifically identifying such conduct and demanding cessation thereof; or

                           (vi) the use by Executive of alcohol which renders
                  Executive unable to perform the essential functions of his position as an employee of CBCC or the illegal use by Executive of illegal or controlled drugs or other substances (provided that the use of controlled drugs or substances as prescribed by a physician shall not constitute grounds for Cause).

Any termination of Executive's employment by CBCC for Cause shall be communicated to Executive in a written notice of termination which shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for such termination. For purposes of this definition of Cause, "CSI" shall mean Chase Industries Inc., a Delaware corporation, or if a Change of Control occurs and on or after the date of the Change of Control Chase Industries Inc. is merged, reorganized or otherwise consolidated with or into another Person, the Person surviving the merger, reorganization or consolidation.

                  (e) Change in Control: shall be deemed to have occurred if:

                           (i) any Acquiring Person is or becomes the
                  "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of CSI representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of CSI; or

                           (ii) a public announcement is made of a tender or
                  exchange offer by any Acquiring Person for, or upon completion of which any Acquiring Person would beneficially own, fifty percent or more of the outstanding Voting Securities of CSI, and the Board of Directors of CSI approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act, provided, that, within one year after the occurrence of such event, an event described in clauses (i), (iii) or (iv) hereof shall have occurred (in which case a Change in Control shall be deemed to have occurred on the date of the occurrence of the event described above in this clause (ii));

                           (iii) the stockholders of CSI approve a merger or
                  consolidation of CSI with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of CSI), other than a Conversion Transaction. A "Conversion Transaction" shall mean a merger or consolidation that would result in the Voting Securities of CSI outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; provided that if any Acquiring Person owns less than fifty percent of the Voting Securities of CSI outstanding immediately prior to such merger or consolidation and immediately after such merger or consolidation owns fifty percent or more of the outstanding Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger consolidation, then such merger or consolidation shall not be deemed a "Conversion Transaction";

                           (iv) the stockholders of CSI or CBCC approve a plan
                  of complete liquidation of CSI or CBCC, respectively, or an agreement for the sale or disposition by CSI or CBCC of all or substantially all of CSI's or CBCC's assets, respectively, (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all of CSI's or CBCC's assets in one transaction or a series of related transactions to a Subsidiary or any other Person owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction;

                           (v) CSI ceases to be the "beneficial owner" (as
                  defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBCC representing at least a majority of the combined voting power of the then outstanding Voting Securities of CBCC other than pursuant to a transaction in which, immediately after the consummation of such transaction, all of the outstanding Voting Securities of CBCC or any Person into which CBCC is merged or otherwise consolidated which are not owned by CSI or any Subsidiary of CSI are owned, directly or indirectly, by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction; or

                           (vi) members of the Incumbent Board cease for any
                  reason to constitute at least a majority of the Board of Directors.

                  (f) Code: means the Internal Revenue Code of 1986, as amended.

                  (g) Convertible Voting Securities: means any and all options, warrants or other rights to purchase, or securities convertible into or exchangeable or exercisable for, directly or indirectly, Voting Securities of any Person.

                  (h) CVC Directors: (A) those members of the Board of Directors of CSI who are, or who have served as, employees, officers or directors of Citicorp Venture Capital Ltd. ("CVC"), Court Square Capital Limited ("CSCL") or any Affiliate of CVC or CSCL at any time such individuals serve as a member of the Board of Directors of CSI and (B) any other members of the Board of Directors nominated by (i) such members of the Board of Directors of CSI described in (A) above, (ii) CVC, (iii) CSCL,
         (iv) any Affiliate of CVC or CSCL, or (v) any person who is part of a group (as determined pursuant to Section 13(d)(2) of the Exchange Act) of which CVC, CSCL or any Affiliate of CVC or CSCL is also a part with respect to any Voting Securities of CSI.

                  (i) Effective Date: means the date on which the Protection Period expires.

                  (j) ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

                  (k) Good Reason: a resignation for Good Reason shall mean the resignation by Executive from employment of CBCC after:

                           (i) a material reduction or material alteration in
                  the nature of Executive's position, responsibilities or authorities which Executive holds as of the Effective Date, as such position, responsibilities, or authorities may have been modified as of the time of the Change of Control with Executive's written consent,

                           (ii) (A) any reduction of Executive's Base Salary,

                                    (B) any reduction in Executive's annual year
                           end bonus as compared to Executive's immediately preceding year end bonus (expressed as a percentage) by more than 120% of any reduction in CBCC's operating income for the year to which the bonus relates as compared to the prior year (expressed as a percentage); by way of example, if operating income for year one is $1,000,000 and Executive's bonus was $20,000, then if operating income in year two is $900,000 - 90% of year one, or a 10% decline from year one, - Executive's bonus may not be less than $17,600 - 88% of year one bonus, or a 12% (120% x
                           10%) decline from year one bonus - or it will constitute Good Reason, or

                                    (C) any material reduction of benefits
                           (excluding salary and bonus) to which Executive was entitled immediately prior to the Change of Control,

                           (iii) the relocation of Executive's principal place
                  of employment to a location which is 60 miles or more from Executive's principal residence immediately prior to the Change of Control (provided such relocation shall not constitute Good Reason unless such relocation also results in Executive's principal place of employment being at least five miles further away from Executive's principal residence immediately prior to the Change of Control)

                           (iv) any other material adverse change to the terms
                  and conditions of Executive's employment or benefits as in effect immediately prior to the Change of Control, or

                           (v) the liquidation, dissolution, merger,
                  consolidation or reorganization of CSI or transfer of all or substantially all of its assets in a transaction that constitutes a Change of Control, unless the successor (by liquidation, merger, consolidation, reorganization or otherwise) to which all or substantially all of its assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of CSI under this Agreement pursuant to Section 10(b) of this Agreement;

provided, that, if Executive shall consent in writing to any event described in clauses (i) through (iv) of this paragraph, Executive's subsequent resignation shall not be treated as a resignation for Good Reason unless a subsequent event described in such clauses to which Executive did not consent occurs. Notwithstanding the foregoing, Executive shall be entitled to resign for Good Reason only if any occurrence referred to in clauses (i), (ii), (iii) or (iv) of this clause (k) is not remedied within 10 calendar days after receipt by CSI of written notice from Executive setting forth in reasonable detail the facts and circumstances giving rise to such Good Reason.

                  (l) Incumbent Board: individuals who, as of the date hereof, constitute the Board of Directors of CSI and any other individual who becomes a director of CSI after that date and whose election or appointment by the Board of Directors or nomination for election by CSI's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; provided that, for purposes of this Agreement, the Incumbent Board shall not include the CVC Directors.

                  (m) Participant: means each person designated by CSI to participate in the Plan who executes a Severance Pay Agreement in substantially the form of this Agreement or as otherwise approved by the Plan Administrator.

                  (n) Permanent Disability: shall mean any physical or mental disability which shall have rendered Executive unable to perform his duties as an employee of CBCC with or without reasonable accommodation for 120 consecutive days, or which, in the opinion of a licensed physician reasonably satisfactory to CSI, is likely to render Executive unable to perform his duties as an employee of CBCC for such period with or without reasonable accommodation; provided, however, that during any period of Executive's disability, CSI or any Subsidiary may assign Executive's duties to any other employee of CSI or such Subsidiary or may engage or hire a third party to perform such duties and any such action shall not be deemed "Good Reason" for Executive to terminate his employment.

                  (o) Person: means any individual, group, partnership, corporation, association, trust, or other entity or organization.

                  (p) Plan Administrator: means the Board of Directors or any committee appointed by the Board of Directors to administer the Plan including the Compensation Committee of the Board of Directors.

                  (q) Retirement: means a termination of Executive's employment other than for Cause or Good Reason on or after Executive's attainment of age 65 (or such other age as mutually agreed upon by Executive and CSI).

                  (r) Subsidiary: means any corporation or other entity of which a majority of the combined voting power of the outstanding Voting Securities is owned, directly or indirectly, by CSI.

                  (s) Voting Securities: means (i) any securities or interests that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body and (ii) with respect to CSI, all shares of CSI's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of common stock, par value $.01 per share, of CSI).

                                    EXHIBIT A
                              AGREEMENT AND RELEASE

         This Agreement and Release ("Agreement") is entered into between you, _____________________, the undersigned employee, and Chase Industries Inc., a Delaware corporation (the "Company"), in connection with the Severance Pay Agreement entered into by and between you and the Company (the "Payment Agreement"). You are advised to consult with an attorney of your choosing before signing this Agreement. You have 21 days to consider this Agreement, which you agree is a reasonable amount of time. In addition, you may revoke the Agreement within 7 days after you have signed it by notice to [CORPORATE SECRETARY], 14212 County Road M-50, Montpelier, Ohio 43543. This Agreement will not become effective or enforceable until the 7-day revocation period has expired without your revocation. You acknowledge that if you accept the payment set forth in Paragraph 2 after the expiration of the 7-day period, such acceptance shall constitute an acknowledgment by you that you did not revoke this Agreement during the 7-day period.

         1. Definitions.

                  (a) "Released Parties" means each of Chase Brass & Copper Company Inc. and the Company and their past, present and future parents, subsidiaries, divisions, successors, predecessors, employee benefit plans and affiliated or related companies, and also each of the foregoing entities' past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, committees, administrators, sponsors, executors, trustees, fiduciaries, employees, agents, assigns, representatives and attorneys, in their personal and representative capacities.

                  (b) "Claims" means all theories of recovery of whatever nature, whether known or unknown, recognized by the law or equity of any jurisdiction. It includes but is not limited to any and all actions, causes of action, lawsuits, claims, complaints, petitions, charges, rights, demands and Damages to which you are or may be entitled or in which you have had or may have an interest. It also includes but is not limited to any claim for wages, benefits or other compensation. It also includes but is not limited to claims asserted by you or on your behalf by some other person, entity or government agency.

                  (c) "Damages" means all liabilities, indebtedness, losses, damages, costs and expenses (including without limitation reasonable attorneys fees) and judgments.

         2. Consideration. The Company agrees to pay you an amount equal to $_____ as the severance payment in accordance with Section 4(a)(i) of the Payment Agreement, which you acknowledge is the amount owed you under the Payment Agreement. If you do not revoke this Agreement as per the terms of this Agreement, the Company will make this payment to you pursuant to the terms of the Payment Agreement. You acknowledge that the payment that the Company will make to you under this Agreement is in addition to anything else of value to which you are entitled and that the Company is not otherwise obligated to make this payment to you.

         3. Release of Claims.

                  (a) You, on behalf of yourself and your heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns, unconditionally release and forever discharge the Released Parties from, and waive, any and all Claims that you have or may have against any of the Released Parties arising from your employment with the Company, the termination thereof, and any other acts or omissions occurring on or before the date you sign this Agreement. This Agreement shall not affect your entitlement, if any, to benefits in accordance with (i) the terms of the Company's employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended or (ii) Section 4(a)(ii) of the Payment Agreement.

                  (b) The release set forth in Paragraph 3.a. includes, but is not limited to, any and all Claims under (i) the common law (tort, contract or other) of any jurisdiction; (ii) the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, and any other federal, state and local statutes, ordinances, executive orders and regulations prohibiting discrimination or retaliation upon the basis of age, race, sex, national origin, religion, disability, or other unlawful factor; (iii) the National Labor Relations Act; (iv) the Employee Retirement Income Security Act;
         (v) the Family and Medical Leave Act; (vi) the Equal Pay Act; and (vii) any other federal, state or local law.

                  (c) In furtherance of this Agreement, you promise not to bring any Claim covered by Paragraph 3.a. of this Agreement against any of the Released Parties in or before any court or arbitral authority and agree to indemnify any Released Party for any and all Damages suffered or incurred by any Released Party in connection with any such Claim asserted by you or on your behalf or resulting therefrom.

         4. Injunctive Relief. The parties shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of this Agreement without the necessity of posting bond or proving actual damage. This provision shall not be deemed in any way to limit the availability of other remedies to which the parties may be entitled.

         5. Acknowledgment. You acknowledge that, by entering into this Agreement, the Company does not admit to any wrongdoing in connection with your employment, and that this Agreement is intended as a compromise of all Claims, if any, you have or may have against the Released Parties. You further acknowledge that you have carefully read this Agreement and understand its final and binding effect, have had a reasonable amount of time to consider it, have had the opportunity to seek the advice of legal counsel of your choosing, and are entering this Agreement voluntarily.



                                      A-2
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[NAME]                                                Date



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Chase Industries Inc.                                 Date






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